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        RALEIGH, NORTH CAROLINA, DECEMBER 16, 1999-FOR IMMEDIATE RELEASE

                       MCM ODD LOT TENDER OFFER TERMINATED


         McM Corporation, a Raleigh based insurance holding company, today announced that effective December 31, 1999, it is terminating its outstanding offer to purchase outstanding shares of its common stock from each of its shareholders of record who own less than 100 shares of McM common stock. The odd lot tender offer was made to such shareholders on April 1, 1999, at a cash price of $3.65 per share.


Contact:

George E. King, Chairman
(919) 833-1600